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                                                                   Exhibit 10(T)


                                 VF CORPORATION
                             MID-TERM INCENTIVE PLAN

      1. Purposes. This Mid-Term Incentive Plan (the "Plan") of VF Corporation (the "Company") is implemented under the Company's 1996 Stock Compensation Plan (the "1996 Plan") in order to provide an additional means to attract and retain talented executives, to link a significant element of executives' compensation opportunity to measures of the Company's performance extending over more than one year, thereby providing an incentive for successful long-term strategic management of the Company, and otherwise to further the purposes of the 1996 Plan.

      2. Status as Subplan Under the 1996 Plan; Administration. This Plan constitutes a subplan implemented under the 1996 Plan. This Plan will be administered by the Committee (currently the Organization and Compensation Committee of the Board of Directors) which administers the 1996 Plan in accordance with the terms of the 1996 Plan. All of the terms and conditions of the 1996 Plan are hereby incorporated by reference in this Plan, and if any provision of this Plan or an agreement evidencing an award hereunder conflicts with a provision of the 1996 Plan, the provision of the 1996 Plan shall govern. Capitalized terms used in this Plan but not defined herein shall have the same meanings as defined in the 1996 Plan.

      3. Certain Definitions. In addition to terms defined above and in the 1996 Plan, the following are defined terms under this Plan:

      (a)   "Account" means the account established for a Participant under
Section 7(a).

      (b)   "Alternative Objective" has the meaning set forth in Section 6(a).

      (c) "Cause" means (i) if the Participant has an Employment Agreement, "Cause" as defined under such Employment Agreement, or (ii) if the Participant has no Employment Agreement containing such a definition, Participant's gross misconduct, meaning (A) the Participant' willful and continued refusal substantially to perform his or her duties with the Company (other than any such refusal resulting from his or her incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the Board of Directors which specifically identifies the manner in which the Board believes that the Participant has refused to perform his or her duties, or
(B) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

      (d) "Comparison Group" shall mean the peer group of companies designated by the Committee as the Comparison Group in respect of a given Performance Cycle under Section 6(c).


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      (e)   "Disability" means (i) if the Participant has an Employment
Agreement, "Disability" as defined under such Employment Agreement, or (ii) if the Participant has no Employment Agreement containing such a definition, the Participant's incapacity due to physical or mental illness resulting in the Participant's absence from his or her duties with the Company on a full-time basis for 26 consecutive weeks, and, within 30 days after written notice of termination has been given by the Company, the Participant has not returned to the full-time performance of his or her duties.

      (f) "Dividend Equivalents" means credits in respect of each PeRS or other Stock Unit representing an amount equal to the dividends or distributions declared and paid on a share of Common Stock, subject to Section 7(b).

      (g)   "Earning Date" has the meaning set forth in Section 6(d).

      (h) "Employment Agreement" means a written agreement between the Company and a Participant securing the Participant's services as an employee for a period of time and in effect immediately prior to the Participant's Termination of Employment or, if no such agreement is in effect immediately prior to the Participant's Termination of Employment, an agreement providing severance benefits to the Participant upon termination of employment in effect immediately prior to the Participant's Termination of Employment (including for this purpose an agreement providing such benefits only during a period following a defined change in control, whether or not a change in control in fact has occurred prior to such Termination of Employment).

      (i) "Good Reason" means "Good Reason" as defined in the Participant's Employment Agreement; if the Participant has no such Employment Agreement, no circumstance will constitute "Good Reason" for purpose of this Plan.

      (j)   "Participant" means an Employee participating in this Plan.

      (k) "Performance Cycle" means the period over which PeRS designated in respect of the Performance Cycle potentially may be earned. Performance Cycles generally will be three-year periods extending from January 1 of the initial year through December 31 of the third year in the Performance Cycle, except that a one-year and two-year Performance Cycle will begin on January 1, 1999 for purposes of transition under this Plan. Performance Cycles generally will begin each year, and therefore will overlap with one another.

      (l) "PeRS" means Stock Units which are potentially earnable by a Participant hereunder upon achievement of specified levels of Total Shareholder Return as compared to a Comparison Group or other performance goals. The term is an acronym for "performance-based Restricted Stock Units."

      (m) "Pro Rata Portion" means a portion of a specified number of PeRS relating to a given Performance Cycle determined by multiplying such number of PeRS by a


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fraction the numerator of which is the number of calendar days from the beginning of the Performance Cycle to the date of Participant's Termination of Employment and the denominator of which is the number of calendar days in the Performance Cycle (subject to adjustment under Section 6(b).

      (n) "Stock Unit" is a bookkeeping unit which represents a right to receive one share of Common Stock upon settlement, together with a right to accrual of additional Stock Units as a result of Dividend Equivalents as specified in Section 7(b), subject to the terms and conditions of this Plan. Stock Units constitute an award under Article IX of the 1996 Plan (including
Section 9.6 thereof). Stock Units are arbitrary accounting measures created and used solely for purposes of this Plan, and do not represent ownership rights in the Company, shares of Common Stock, or any asset of the Company.

      (o) "Target PeRS" means a number of PeRS designated as a target number that may be earned by a Participant in respect of a given Performance Cycle plus the number of PeRS resulting directly or indirectly from Dividend Equivalents on the originally designated number of Target PeRS.

      (p) "Termination of Employment" means the Participant's termination of employment with the Company or any of its subsidiaries or affiliates in circumstances in which, immediately thereafter, the Participant is not employed by any other of the Company or its subsidiaries or affiliates.

      (q) "Total Shareholder Return" means the amount, expressed as a percentage, of market price appreciation or depreciation of a share of common stock plus dividends on a share of common stock, assuming dividend reinvestment at the dividend payment date, for a specified year.

      4. Shares Available Under the Plan. Shares issuable or deliverable in settlement of Stock Units shall be drawn from the 1996 Plan. The Committee will monitor share usage under this Plan and the 1996 Plan to ensure that shares are available for settlement of PeRS and other Stock Units in compliance with the requirements of the 1996 Plan.

      5. Eligibility. Employees who are eligible to participate in the 1996 Plan may be selected by the Committee to participate in this Plan.

      6.    Designation and Earning of PeRS.

      (a) Designation of PeRS and Related Terms. Not later than 90 days after the beginning of a Performance Cycle, the Committee shall select Employees to participate in the Performance Cycle and designate, for each such Participant, the number of PeRS such Participant shall have the opportunity to earn in such Performance Cycle. The number of PeRS earnable by each Participant shall range from 0% to 200% of a specified number of Target PeRS; provided, however, that in no event may the number of PeRS that may be potentially earnable by any one Participant in all Performance


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Cycles that begin in any one calendar year exceed the applicable annual per-person limitation set forth in Section 5.3 of the 1996 Plan. The Committee shall also specify a table, grid, or formula that sets forth the amount of PeRS that will be earned corresponding to the percentile rank of the Company's average Total Shareholder Return for the three years ending on the last day of the Performance Cycle as compared to the average Total Shareholder Return of the Comparison Group for the three years ending on the last day of the Performance Cycle, and any other performance goal (an "Alternative Objective") permitted under Section 9.3 of the 1996 Plan upon which the earnings of PeRS may be conditioned. In furtherance of the foregoing, the performance goals and earning of PeRS for the three Performance Cycles beginning in 1999 shall be as set forth in Section 6(a)(i) through (iii) below:

      (i) Total Shareholder Return Goal. The "PeRS Earned for Total Shareholder Return Performance" table for the three Performance Cycles beginning in 1999 shall be as follows:

              PERS EARNED FOR TOTAL SHAREHOLDER RETURN PERFORMANCE

Three-Year Average Total Shareholder Return             Percentage of Target
Company Percentile Rank vs.                             PeRS Earned
Comparison Group                                        -----------
   90th percentile or higher                               200%
        80th percentile                                    175%
        75th percentile                                    150%
        60th percentile                                    120%
        50th percentile                                    100%
        45th percentile                                     75%
        40th percentile                                     50%
   Below 40th percentile                                     0%*

                                                        *  50% earnable upon
                                                           achievement of
                                                           Alternative Objective

      (ii) Alternative Objective Based on Earnings Per Share. If the three-year average Total Shareholder Return of the Company places it below the 40th percentile of the three-year average Total Shareholder Return of the Comparison Group, 50% of the Target PeRS shall nevertheless be earned if the Company's earnings per share of Common Stock (basic) in the final year of the Performance Cycle exceeds the amount of earnings per share (basic) achieved in the year prior to the final year of the Performance Cycle by a percentage specified by the Committee during the first 90 days of the Performance Cycle.

      (iii) Determining Percentage of PeRS Earned. In the event the Company's three-year average Total Shareholder Return falls between two of the percentiles listed in the left hand column of the table in (i) above, the


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            percentage of PeRS earned in accordance with the table shall be interpolated (e.g., if the Company's three-year average Total Shareholder Return placed in the 55th percentile in the left column in the table, the percentage of Target PeRS earned in the right column of the table would be 110%). PeRS that are not earned, including PeRS resulting directly or indirectly from Dividend Equivalents thereon, will be cancelled.

      (b) Additional Participants and PeRS Designations During a Performance Cycle. The provisions of Section 6(a) notwithstanding, at any time during a Performance Cycle, the Committee may select a new Employee or a newly promoted Employee to participate in the Performance Cycle and/or designate, for any such Participant, the number of PeRS or additional PeRS such Participant shall have the opportunity to earn in such Performance Cycle; provided, however, that such designation must be effective at least six months before the stated end date of the Performance Cycle. In determining the number of Target PeRS to be designated under this Section 6(b), the Committee may take into account the portion of the Performance Cycle already elapsed, the performance achieved during such elapsed portion of the Performance Cycle, and such other considerations as the Committee may deem relevant. The Committee shall also determine whether any calculation of the Pro Rata Portion for such Participant shall be adjusted to include or exclude periods prior to the Participant's employment in the numerator or denominator used in calculating such amount.

      (c) Comparison Group. The Comparison Group for each Performance Cycle shall be designated by the Committee, provided that, if the Committee does not designate a new Comparison Group for any Performance Cycle, the Comparison Group shall be that most recently designated by the Committee. The Comparison Group for the three Performance Cycles beginning in 1999 shall be as set forth in Exhibit A to this Plan. In the event a merger, acquisition, or other extraordinary corporate event affects a company included in the Comparison Group, if in the Committee's judgment such event causes Total Shareholder Return for such company not to be comparable with periods prior to the event or otherwise necessitates a change or adjustment to ensure continued comparability, the Committee shall make such adjustments, including substituting another company in place of the affected company, in order to maintain the comparability of results of the Comparison Group and, to the extent practicable, to remain consistent with substitutions in the Standard & Poor's Textile Apparel Super Index; provided, however, that no adjustment shall be authorized hereunder if and to the extent that such authorization or adjustment would cause the performance goals for the PeRS not to meet the "performance goal requirement" set forth in Treasury Regulation 1.162-27(e)(2) under the Internal Revenue Code.

      (d) Determination of Number of Earned PeRS. Not later than 75 days after the end of each Performance Cycle, the Committee shall determine the extent to which the performance goals for the earning of PeRS were achieved during such Performance Cycle and the number of PeRS earned by each Participant with respect to such Performance Cycle. The Committee shall make written determinations that the performance goals and any other material terms relating to the earning of PeRS were in fact satisfied. The date at which the Committee makes a final determination of PeRS


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earned with respect to a given Performance Cycle will be the "Earning Date" for such Performance Cycle.

      7.    Certain Terms of PeRS and Other Stock Units.

      (a) Account. The Company shall maintain a bookkeeping account for each Participant reflecting the number of PeRS and other Stock Units then credited to the Participant hereunder. The Account may include subaccounts or other designations showing, with respect to separate Performance Cycles, Stock Units that are PeRS, Stock Units that have been earned but deferred, and other relevant information. Fractional Stock Units shall be credited to at least three decimal places for purposes of this Plan.

      (b) Dividend Equivalents. Dividend Equivalents shall be paid or credited on Stock Units, including PeRS that have not yet been earned, but excluding PeRS or other Stock Units that, at the relevant record date, cannot thereafter be earned or previously have been settled or, at the relevant payment date, previously have been cancelled, as follows:

      (i) Cash Dividends. If the Company declares and pays a dividend or distribution on Common Stock in the form of cash, then a number of additional Stock Units shall be credited to each Participant's Account as of the payment date for such dividend or distribution equal to the number of Stock Units credited to the Account as of the record date for such dividend or distribution multiplied by the amount of cash actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by the Fair Market Value of a share of Common Stock at such payment date.

      (ii) NonCommon Stock Dividends. If the Company declares and pays a dividend or distribution on Common Stock in the form of property other than shares of Common Stock, then a number of additional Stock Units shall be credited to each Participant's Account as of the payment date for such dividend or distribution equal to the number of Stock Units credited to the Account as of the record date for such dividend or distribution multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by the Fair Market Value of a share of Common Stock at such payment date; provided, however, that, in lieu of crediting of additional Stock Units, the Committee may determine to set aside the same amount and type of property distributed to a holder of a share of Common Stock for delivery to the Participant at the time of settlement of each Stock Unit, in such manner and on such terms as the Committee may specify.

      (iii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Common Stock in the form of additional shares of Common Stock, or there occurs a forward split of Common Stock, then a


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
            number of additional Stock Units shall be credited to each Participant's Account as of the payment date for such dividend or distribution or forward split equal to the number of Stock Units credited to the Account as of the record date for such dividend or distribution or split multiplied by the number of additional shares of Common Stock actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

PeRS or other Stock Units that result directly or indirectly from Dividend Equivalents on PeRS or other Stock Units (the "underlying PeRS or other Stock Units") previously credited with respect to a Performance Cycle shall be deemed to relate to that same Performance Cycle, and shall be subject to the same performance conditions to settlement and other terms and conditions as apply to the underlying PeRS and other Stock Units. For purposes of this Plan, a PeRS or other Stock Unit resulting from Dividend Equivalents on PeRS or other Stock Units previously resulting from Dividend Equivalents is said to result "indirectly" from the original underlying PeRS or other Stock Unit (that is, the PeRS or other Stock Unit not originally acquired as a result of Dividend Equivalents).

      (c) Adjustments. The number of Stock Units credited to Participant's Account shall be appropriately adjusted, in order to prevent dilution or enlargement of Participants' rights with respect to Stock Units, to reflect any changes in the number of outstanding shares of Common Stock resulting from any event referred to in Article XI of the 1996 Plan, taking into account any Stock Units credited to Participant in connection with such event under Section 7(b) hereof.

      (d) Statements. An individual statement relating to a Participant's Account will be issued to the Participant not less frequently than annually. Such statement shall reflect the amount of Stock Units credited to Participant's Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Administrator. Such statement may be combined with or include information regarding other plans and compensatory arrangements affecting the Participant. A Participant's statements shall evidence the Company's obligations in respect of Stock Units, including the number of Stock Units credited as a result of Dividend Equivalents, without the need for the Company to enter into a separate agreement relating to such obligations; provided, however, that any statement containing an error shall not represent a binding obligation to the extent of such error.

      8.    Effect of Termination of Employment.

      (a) Termination Prior to Performance Cycle Earning Date. Except to the extent set forth in subsections (i) through (iv) of this Section 8(a), upon a Participant's Termination of Employment prior to the Earning Date with respect to a given Performance Cycle all unearned PeRS relating to such Performance Cycle shall cease to be earnable and shall be cancelled, and Participant shall have no further rights or opportunities hereunder:


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
      (i) Disability, death, or Retirement. If Termination of Employment is due to the Disability, death or Retirement (as defined in the 1996
            Plan) of the Participant, the Participant or his or her Beneficiary shall be deemed to have earned and shall be entitled to receive settlement of the Pro Rata Portion of the PeRS relating to the Performance Cycle which, at the date of Termination, had commenced its final year but not yet reached its Earning Date, at the time and to the extent such PeRS would otherwise be earned and settled, in accordance with Section 9(a), except that, if the Participant has timely filed an irrevocable election to defer settlement of PeRS following a Termination of Employment due to Retirement, such earned PeRS shall be settled in accordance with such deferral election. Other PeRS relating to that Performance Cycle, and PeRS relating to any Performance Cycle which, at the date of such Termination, had not commenced its final year, will cease to be earnable and will be cancelled.

      (ii) Termination Not Within 36 Months After a Change in Control by the Company and Other Than for Cause. If Termination of Employment occurs not within 36 months following a Change in Control (as defined in the 1996 Plan) and is by the Company other than for Cause, the Participant shall be deemed to have earned and shall be entitled to receive settlement of the Pro Rata Portion of the PeRS relating to the Performance Cycle which, at the date of Termination, had commenced its final year but not yet reached its Earning Date, at the time and to the extent such PeRS would otherwise be earned and settled, in accordance with Section 9(a). Other PeRS relating to that Performance Cycle, and PeRS relating to any Performance Cycle which, at the date of such Termination, had not commenced its final year, will cease to be earnable and will be cancelled.

      (iii) Termination Within 36 Months After a Change in Control by the Company Other than for Cause or by the Participant for Good Reason. If Termination of Employment occurs within 36 months following a Change in Control and is either by the Company other than for Cause or by the Participant for Good Reason, the Participant shall be deemed to have earned and shall be entitled to settlement of PeRS relating to each Performance Cycle which has not yet ended or reached its Earning Date at the date of Termination at the greater of the number of Target PeRS for such Performance Cycle or the number of PeRS that would have been earned had such Performance Cycle ended at the close of business on the day preceding the date of Termination. Other PeRS relating to those Performance Cycles will cease to be earnable and will be cancelled. Settlement of PeRS under this Section 8(a)(iii) shall occur in accordance with Section 9(a) within five days after such Termination.

      (iv) Termination by the Company for Cause and Certain Voluntary Terminations by the Participant. If Termination of Employment is either by the Company for Cause or voluntary by the Participant, other than a Termination within 36 months following a Change in Control by the Participant for Good Reason,


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            PeRS relating to each Performance Cycle which has not yet ended or reached its Earning Date will cease to be earnable and will be cancelled.

      (b) Termination After Performance Cycle Earning Date. Upon a Participant's Termination of Employment at or after the Earning Date with respect to a given Performance Cycle, all Stock Units resulting directly or indirectly from such Performance Cycle shall be settled in accordance with
Section 9(a) as promptly as practicable after such Termination, except that, if the Participant has timely filed an irrevocable election to defer settlement of Stock Units following a Termination of Employment due to Retirement, such Stock Units shall be settled in accordance with such deferral election.

      (c) Release. Any settlement of PeRS or other Stock Units following Termination of Employment, except for a settlement under Section 8(a)(iii), may be delayed by the Committee if the Participant's Employment Agreement or any policy of the Committee then in effect conditions such settlement upon the Company receiving a full and valid release of claims against the Company.

      9.    Settlement of PeRS and Other Stock Units.

      (a) Settlement If PeRS Not Deferred. Not later than the Earning Date in respect of each Performance Cycle, the Committee shall settle all PeRS earned in respect of such Performance Cycle (including PeRS resulting directly or indirectly from Dividend Equivalents), other than PeRS deferred as Stock Units under Section 9(b), by issuing and/or delivering to the Participant one share of Common Stock for each PeRS being settled. Such issuance or delivery shall occur as promptly as practicable after the Earning Date for the Performance Cycle.

      (b) Deferral of PeRS as Stock Units. At any time on or before such date as may be specified by the Committee, the Participant may elect to defer settlement of PeRS or other Stock Units to a date (i) later than the Earning Date for the Performance Cycle to which the PeRS relate or (ii) later than Termination of Employment due to Retirement, as specified by the Participant; provided, however, that an optional deferral shall be subject to such additional restrictions and limitations as the Committee may from time to time specify, including for purposes of ensuring that the Participant will not be deemed to have constructively received compensation in connection with such deferral.

      (c) Creation of Rabbi Trust. If and to the extent authorized by the Committee, the Company may create one or more trusts and deposit therein Common Stock or other property for delivery to the Participant in satisfaction of the Company's obligations hereunder. Any such trust shall be a "rabbi" trust that shall not jeopardize the status of the Participant's rights hereunder as "unfunded" deferred compensation for federal income tax purposes. If so provided by the Committee, upon the deposit by the Committee of Common Stock in such a trust, there shall be substituted for the rights of the Participant to receive settlement by issuance and/or delivery of Common Stock under this Agreement a right to receive property of the same type as and equal in value to the assets of the trust (to the extent that such assets represent the full amount of the Company's obligation at the date of deposit). The trustee of the trust shall not be


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permitted to diversify trust assets by voluntarily disposing of shares of Common
Stock in the trust and reinvesting proceeds, but such trustee may be authorized to dispose of other trust assets and reinvest the proceeds in alternative investments, subject to such terms, conditions, and limitations as the Committee may specify, including for the purpose of avoiding adverse accounting consequences to the Company, and in accordance with applicable law.

      (d) Settlement of Stock Units at the End of the Deferral Period. Not later than 15 days after the end of any elective period of deferral or immediately in the case of a deferral period ending upon a Change in Control, the Company will settle all Stock Units then credited to a Participant's Account (including Stock Units resulting directly or indirectly from Dividend Equivalents) by issuing and/or delivering to the Participant one share of Common Stock for each PeRS being settled. Any deferral period will end on an accelerated basis immediately prior to a Change in Control.

      (e) Manner of Settlement. The Committee or an administrator to whom the Committee has delegated authority may, in its or his or her sole discretion, determine the manner in which shares of Common Stock shall be delivered by the Company, including the manner in which fractional shares shall be dealt with; provided, however, that no certificate shall be issued representing a fractional share. In furtherance of this authority, PeRS and other Stock Units may be settled by the Company issuing and delivering the requisite number of shares of Common Stock to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Company from time to time, which shares shall be deposited by such member firm in separate brokerage accounts for each Participant. If there occurs any delay between the settlement date and the date shares are issued or delivered to the Participant, a cash amount equal to any dividends or distributions the record date for which fell between the settlement date and the date of issuance or delivery of the shares shall be paid to the Participant together with the delivery of the shares.

      (f) Tax Withholding. The Company shall deduct from any settlement of a Participant's PeRS or other Stock Units any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law. In furtherance of this requirement, the Company shall withhold from the shares of Common Stock issuable or deliverable in settlement of a Participant's PeRS or other Stock Units the number of shares having an aggregate Fair Market Value equal to any Federal, state, and local withholding or other tax or charge which the Company is required to withhold under applicable law, unless the Participant has otherwise elected and has made other arrangements satisfactory to the Company to pay such withholding amounts.

      (g) Non-Transferability. Neither a Participant nor any beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate, or encumber (except by reason of death) any PeRS or other Stock Unit, Account or Account balance, or other right hereunder, nor shall any such PeRS, Stock Unit, Account or Account balance, or other right be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or any beneficiary, or to the debts, contracts, liabilities, engagements, or torts of the Participant or any Beneficiary or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any beneficiary, or any legal process.

      10.   General Provisions.

      (a) Changes to this Plan. The Committee may at any time amend, alter, suspend, discontinue, or terminate this Plan, and such action shall not be subject to the approval of the Company's shareholders; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under this Plan. The foregoing notwithstanding, the Committee may, in its discretion, accelerate the termination of any Performance Cycle or any deferral period and the resulting settlement of PeRS or Stock Units, with respect to an individual Participant or all Participants.

      (b) Delegation of Administrative Authority. The Committee may, in writing, delegate some or all of its power and responsibilities under the Plan to an officer of the Company or a committee of officers and employees of the Company, except such delegation may not include (i) authority to amend the Plan under Section 10(a), (ii), with respect to any executive officer of the Company, authority under Section 6 or other authority required to be exercised by the Committee in order that compensation under the Plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, or (iii) authority that otherwise may not be delegated under the terms of the 1996 Plan, this Plan, or applicable law. In furtherance of this authority, the Committee hereby delegates to the VF Pension Plan Committee, as from time to time designated, authority to administer the Plan and act on behalf of the Committee to the fullest extent permitted under this Section 10(b). This delegation of authority to the VF Pension Plan Committee (which shall be designated the "Administrator" for purposes of the Plan) shall remain in effect until terminated or modified by resolution of the Committee (without a requirement that the Plan be amended further). The authority delegated to the Administrator hereunder shall include:

      (i) Authority to adopt such rules for the administration of the Plan as the Administrator considers desirable, provided they do not conflict with the Plan; and

      (ii) Authority under Section 9(b) to impose restrictions or limitations on Participant deferrals under the Plan, including in order to promote cost-effective administration of the Plan; no restriction or limitation on deferrals shall be deemed to conflict with the Plan.

No individual acting as Administrator (including any member of the committee serving as Administrator) shall participate in a decision directly affecting his or her own rights or obligations under the Plan, although participation in a decision affecting all Participants shall not be prohibited by this provision.


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      (c)   Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

      (d) Effective Date and Plan Termination. This Plan became effective on January 1, 1999, following its approval by the Committee. This Plan will remain in effect until such time as the Company and Participants have no further rights or obligations under this Plan in respect of PeRS or other Stock Units not yet settled or the Committee otherwise terminates this Plan.


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                                                                       EXHIBIT A

                     COMPARISON GROUP FOR PERFORMANCE CYCLES
                         ENDING IN 1999, 2000, AND 2001

      The following 22 companies comprise the Comparison Group for purposes of the Performance Cycles ending in 1999, 2000, and 2001, under the VF Corporation Mid-Term Incentive Plan:

      1.   Ashworth
      2.   Authentic Fitness
      3.   Donna Karan
      4.   Fruit of the Loom, Inc.
      5.   Haggar
      6.   Hartmarx
      7.   Jones Apparel Group
      8.   Kellwood
      9.   Liz Claiborne
      10.  Nautica Enterprises
      11.  Nike
      12.  Oshkosh B'Gosh
      13.  Oxford industries
      14.  Philips Van Heusen
      15.  Polo Ralph Lauren
      16.  Reebok International
      17.  Russell
      18.  Sara Lee
      19.  St. John Knits
      20.  Tommy Hilfiger
      21.  Tultex
      22.  Warnaco